Exhibit 99.1

Occam Networks Announces New Chief Financial Officer

Jeanne Seeley Joins Occam, Bringing Wealth of Financial Management and
Operational Experience

SANTA BARBARA, Calif. – May 8, 2008 – Occam Networks® Inc. (NASDAQ: OCNW), a leading broadband access network supplier, today announced that Jeanne Seeley, a veteran Silicon Valley finance executive, has agreed to join Occam as its Senior Vice President and Chief Financial Officer.

Ms. Seeley brings over 30 years of financial management, accounting, and operational experience to Occam.  She began her career in Silicon Valley at Apple Computer Inc., where she spent 16 years and rose to Vice President, Corporate Controller and Chief Accounting Officer.  Subsequently, she has served as Vice President and Chief Financial Officer of Quantum DSS Corporation, as Senior Vice President and Chief Financial Officer of both Snap Appliances Inc. and PalmSource Inc., and most recently as Chief Financial Officer and Chief Administrative Officer of Access Co., Ltd., a publicly traded Japanese company that acquired PalmSource in 2005.   In addition to managing financial and accounting functions, Ms. Seeley’s experience has focused on Sarbanes-Oxley compliance initiatives, acquisition negotiation and integration management.  At Access Co., in addition to her role as Global Chief Financial Officer, she  was also General Manager of Access’ Sunnyvale, California operations.

“We are delighted to be bringing on a Chief Financial Officer with Jeanne’s strength and breadth of experience,” said Bob Howard-Anderson, Occam’s President and Chief Executive Officer. “I believe Jeanne is uniquely qualified to lead our finance department and manage our continuing compliance and internal control initiatives as well as many of the operational and administrative aspects of our business.”

Ms. Seeley commented:  “I am looking forward to joining Occam at this critical stage of its development.  Occam has a great track record of product and technology innovation, and I am eager to help maximize the potential of its business.”

Occam expects Ms. Seeley to join as Chief Financial Officer effective May 12, 2008. Chris Farrell, Occam’s former Chief Financial Officer, will continue with Occam through May 31, 2008 to assist with transition matters.

About Occam Networks Inc.

Occam Networks’ broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 1.9 million BLC 6000 ports are currently deployed at over 280 service providers in North America and the Caribbean. For more information, please visit www.occamnetworks.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among others, forward-looking statements regarding Ms. Seeley’s expected contributions to Occam, her ability to assist Occam in its compliance and internal control initiatives, and her ability to help maximize the potential of Occam’s business.  Forward-looking statements are based on Occam’s current expectations, forecasts, and assumptions and involve substantial risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause Occam’s actual results to differ materially from those indicated in forward-looking statements include risks associated with the following:  customers’ willingness to adopt and purchase technologies offered by Occam; customers’ willingness and ability to upgrade their network infrastructures and product offerings, which will depend in part on consumer demand for those products and the incremental cost to Occam’s customers of implementing system upgrades; Occam’s ability to continue to penetrate the market for incumbent carriers and expand its ability to sell into larger carriers; capital spending trends in the telecommunications industry, particularly in light of challenging macroeconomic conditions; and risks associated with outstanding litigation.  Therefore, any forward-looking statements should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  Occam makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.  Please also refer to Occam’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission for other important risk factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:
Tim Johnson	Juan Vela
Stearns Johnson Communications	Occam Networks
1.415.397.7600	1.352.242.1732
tjohnson@stearnsjohnson.com	jvela@occamnetworks.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.